16.1 -- Letter regarding Change in Certifying Accountant


G. Brad Beckstead
---------------------------
Certified Public Accountant

                                            3340 Wynn Road, Ste. C
                                               Las Vegas, NV 89102
                                                      702.257.1984
                                                  702.362.0540 fax




December 9, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of G. Brad Beckstead, CPA, Sole Proprietor, was previously principal accountant for eClic, Inc. (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2001 and 2000. On or about June 30, 2002, I changed my accounting practice from a sole proprietorship to a partnership with Beckstead and Watts, LLP. I have read the Company's statements included under Item 4 of its Form 8-K dated December 9, 2002, and I agree with such statements.

Very truly yours,

G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA


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